                              PLEASE VOTE PROMPTLY

                        *********************************

Your vote is important, no matter how many shares you own. Please vote on the reverse side of this proxy card and sign in the space(s) provided. Return your completed proxy card in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The signers of this proxy hereby appoint each of Joseph R. Palombo, Jean S. Loewenberg, Joseph T. Turo, Russell L. Kane, and Vincent P. Pietropaolo proxies of the signers, with power of substitution, to vote at the Special Meeting of Shareholders to be held at the offices of The Galaxy Fund, One Financial Center, Boston, Massachusetts, on Friday, October 18, 2002, and at any adjournments, as specified herein and in accordance with their best judgement on any other business that may properly come before this meeting. The Proxies will cast votes according to the number of shares of your Galaxy Fund which the undersigned may be entitled to vote with respect to the proposals set forth on the attached card, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROSPECTUS AND PROXY STATEMENT, DATED AUGUST __, 2002.


AFTER CAREFUL REVIEW, THE BOARD OF TRUSTEES UNANIMOUSLY HAS RECOMMENDED A VOTE "FOR" ALL MATTERS.

GALAXY LOGO




                          GALAXY LARGE CAP GROWTH FUND




Please be sure to sign and date this proxy.    Date
                                                   ---------------------------

------------------------------------------              ------------------------
Shareholder sign here                                         Co-owner sign here


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR PROPOSAL 1 LISTED BELOW. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL:

                                               FOR        AGAINST        ABSTAIN
1.       Proposal to approve the Agreement     [ ]          [ ]            [ ]
         and Plan of Reorganization with
         respect to the acquisition of the
         Galaxy Large Cap Growth Fund by the
         Columbia Growth Fund, Inc. (Item 1
         of the Notice)

MARK BOX AT RIGHT FOR ADDRESS CHANGE AND NOTE NEW ADDRESS AT LEFT            [ ]


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

DETACH CARD                                                          DETACH CARD

                       VOTE YOUR PROXY -- ELECTRONICALLY!

The enclosed proxy statement provides details on important issues affecting your Funds. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.

You can vote your proxies over the Internet or by telephone. Both ways are easy and confidential!

A REMINDER -- if you vote by Internet or telephone, you should NOT mail your proxy card.

INTERNET VOTING:

       - Read the proxy statement.

       - With your proxy card available, go to www.galaxyfunds.com.

       - Log on to the shareholder site. Click on the proxy link and follow the instructions provided.

TELEPHONE VOTING:

       - Read the proxy statement.

       - With your proxy card available, call [877-779-8683] (toll free).

       - When prompted, enter the voter control number located in the upper left corner of your proxy card.

       - Follow the instructions provided.

Internet and telephone voting are available 24 hours a day, seven days a week.

If you have questions regarding the meeting agenda and the execution of proxies, call one of our representatives at [866-274-6822] (toll free) from 9:00 am to 11:00 pm (Eastern time) Monday through Friday, and Saturdays from 12:00 pm to 6:00 pm (Eastern time).

                               [GALAXY LOGO HERE]